Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated December 16, 2009, in amendment No. 1 to the Registration Statement (Form S-1 No. 333-163778) and related Prospectus of AVEO Pharmaceuticals, Inc., dated January 20, 2010.

/s/    Ernst & Young LLP

Boston, Massachusetts

January 19, 2010